Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
EAGLE BULK SHIPPING INC

Pursuant to the
Marshall Islands Business Corporations Act

Eagle Bulk Shipping Inc. (the “Corporation”), a corporation organized and existing under the Business Corporations Act of 1990, as amended, of the Republic of the Marshall Islands (the “BCA”), does hereby certify as follows:

(1)                                  The name of the Corporation is Eagle Bulk Shipping Inc.  The original articles of incorporation of the Corporation were filed with the office of the Registrar of Corporations of the Republic of the Marshall Islands on March 23, 2005 under the name Eagle Bulk Shipping Inc.

(2)                                  At a meeting duly held on June 3, 2005, the Board of Directors of the Corporation (the “Board of Directors”) adopted a resolution authorizing the amendment and restatement of the Corporation’s Articles of Incorporation as set forth herein in accordance with the provisions of Sections 86 and 88 of the BCA. In lieu of a meeting and vote of the shareholders of the Corporation, the Corporation’s sole shareholder has, by unanimous written consent dated June 3, 2005, approved the amendment and restatement of the Corporation’s Articles of Incorporation as set forth herein in accordance with the provisions of Section 88 of the BCA, and such consent has been filed with the minutes of the proceedings of shareholders of the Corporation.

(3)                                  These Amended and Restated Articles of Incorporation restate and integrate and further amend the articles of incorporation of the Corporation, as heretofore amended or supplemented.

(4)                                  The text of the Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST:  The name of the Corporation is Eagle Bulk Shipping Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro,

Marshall Islands MH96960.  The name of its registered agent at that address is The Trust Company of the Marshall Islands, Inc.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Marshall Islands Business Corporations Act (the “BCA”).

FOURTH:  (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 125 million shares of capital stock, consisting of (i) 100 million shares of common stock, par value US$.01 per share (the “Common Stock”), and (ii) 25 million shares of preferred stock, par value US$.01 per share (the “Preferred Stock”).

(b)                                 Common Stock.  The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1)                                  The powers, preferences and rights of the holders of the Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

(2)                                  The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Division 7, Section 71(2) of the BCA).

(3)                                  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of these Amended and Restated Articles of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(4)                                  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

(5)                                  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(6)                                  The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions, which shall be filed with the Registrar of Corporations in accordance with Section 35(5) of the BCA

(7)                                  Power to Sell and Purchase Shares.  Subject to the requirements of applicable law, and subject to any other provisions of these Amended and Restated Articles of Incorporation, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

(a)                                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Corporation’s By-Laws or by these Amended and Restated Articles of Incorporation directed or required to be exercise or done by the shareholders of the Corporation.

(b)                                 The Board of Directors shall consist of not less than one or more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

(c)                                  The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors.  The term of the initial Class I directors shall terminate on the date of the 2006 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2007 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2008 annual meeting.  At each succeeding annual meeting of shareholders following such initial classification and election, successors to the class of directors whose term expires at that annual meeting shall be elected for terms expiring at the annual meeting of shareholders held in the third succeeding year.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

(d)                                 A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e)                                  Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(f)                                    Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that prior to the Trigger Date, a director may be removed with or without cause, such removal to be by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the Voting Stock.

(g)                                 Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors elected separately by the holders of one or more series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by the terms of such resolutions.

(h)                                 In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the BCA, these Amended and Restated Articles of Incorporation, and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

(i)                                     For the purposes of these Amended and Restated Articles of Incorporation:

(1)                                  “subsidiary” shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar voting interests;

(2)                                  “Trigger Date” shall mean the first date on which Ventures ceases to beneficially own (directly or indirectly) shares representing thirty-five percent (35%) or more of the Voting Stock;

(3)                                  “Ventures” means Eagle Ventures LLC, a Marshall Islands limited liability company, or any successor thereto; and

(4)                                  “Voting Stock” shall mean the shares of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

SIXTH:  No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may hereafter be amended.  If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended.  Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH:  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under these Amended and Restated Articles of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH:  Any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual or special meeting of the shareholders of the Corporation; provided that, prior to the Trigger Date, any action required or permitted to be taken by the shareholders of the Corporation may be effected by a consent in writing signed by the holders of shares representing the lowest requisite number of votes entitled to be cast by the Voting Stock that are permitted to approve any action by written consent under the BCA (provided that, prior to the Trigger Date, in no event shall shareholders holding less than a majority of the shares of Voting Stock be permitted to act by written consent). The ability of shareholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied from and after the Trigger Date.

NINTH:  Except as otherwise required by law, special meetings of shareholders of the Corporation for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer of the Corporation, (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of authorized directors which states the purpose or purposes thereof, or (iii) any shareholder who beneficially owns thirty-five percent (35%) or more of the Voting Stock.  Other than as set forth in clause (iii) of the preceding sentence, any power of the shareholders to call a special meeting of shareholders is hereby specifically denied.  No business other than that stated in the notice of such meeting (or any supplement thereto) shall be transacted at any special meeting.

TENTH:  Meetings of shareholders may be held within or without the Republic of the Marshall Islands, as the By Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the BCA) outside the Republic of the Marshall Islands at such place or places as may be designated from time to time by the Board of Directors or in the By Laws of the Corporation.

ELEVENTH:  In furtherance and not in limitation of the powers conferred upon it by the laws of the Republic of the Marshall Islands, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws.  The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws.  The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of shares representing not less than a majority of the votes entitled to be cast by the Voting Stock; provided that from and after the Trigger Date, any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Sections 3, 9, 15 or 16 of Article II of the By-Laws or Sections 1, 2 or 6 of Article III of the By-Laws or Article IX of the Bylaws by the shareholders shall require the affirmative vote of the holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the Voting Stock.

TWELFTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed in these Amended and Restated Articles of Incorporation, the Corporation’s By-Laws or the BCA, and all rights, preferences and privileges herein conferred upon shareholders, directors or any other person are granted subject to such reservation; provided, however, that, notwithstanding any other provision of these Amended and Restated Articles of Incorporation (and in addition to any other vote that may be required by law), from and after the Trigger Date the affirmative vote of holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the Voting Stock shall be required to amend, alter, change or repeal (or to adopt any provision as part of these Amended and Restated Articles of Incorporation inconsistent with the purpose and intent of) Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and ELEVENTH of these Amended and Restated Articles of Incorporation or this Article TWELFTH.

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed on its behalf this 3rd day of June, 2005.

EAGLE BULK SHIPPING INC.

By:	/s/ Sophocles N. Zoullas
Name: Sophocles N. Zoullas
	Title:	Chief Executive Officer, President and Secretary